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                                                                   Exhibit 23G2

                                 AMENDMENT TO
                               CUSTODY AGREEMENT

   This Amendment effective May 1, 2005 to the Custody Agreement effective as of April 30, 2003 (the "Agreement") by and between LINCOLN VARIABLE INSURANCE PRODUCTS TRUST (the "Trust") on behalf of its series listed on Schedule 1 (the "Funds") (the Trust on behalf of the Funds shall constitute the "Client"), and MELLON BANK, N.A. (the "Custodian").

   WHEREAS, the Client and the Custodian have entered into the Agreement; and

   WHEREAS, pursuant to Section 17 of the Agreement, the Client and the Custodian wish to amend the Agreement to add certain Funds to the Trust.

   NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

    1. To delete Schedule 1 of the Agreement and substitute it with the
       Schedule 1 attached hereto.

    2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

    3. The Client and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Client or the Custodian to this Agreement.

   IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

LINCOLN VARIABLE INSURANCE                 MELLON BANK, N.A.
PRODUCTSTRUST,
on behalf of the Funds listed on
  Schedule 1

By:    /s/ Rise C.M. Taylor                By:    /s/ Candice Walker
       ----------------------------------         -----------------------------
Name:  Rise C.M. Taylor                    Name: Candice Walker
Title: Vice President                      Title: Vice President
Date:  April 29, 2005                      Date:  May 2, 2005

                                  157987/3 1

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                                  SCHEDULE 1

                              SERIES OF THE TRUST
                              (as of May 1, 2005)

Aggressive Growth Fund
Bond Fund
Capital Appreciation Fund
Equity-Income Fund
Global Asset Allocation Fund
Growth and Income Fund
International Fund
Managed Fund
Money Market Fund
Social Awareness Fund
Special Opportunities Fund
Core Fund
Growth Fund
Growth Opportunities Fund
Fund of Funds:
   Aggressive Profile Fund
   Conservative Profile Fund
   Moderate Profile Fund
   Moderately Aggressive Profile Fund

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